                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 FORM 8-K

                               CURRENT REPORT
                      Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  August 30, 1996

                                RADIUS INC.
         --------------------------------------------------------
          (Exact name of registrant as specified in its charter)

                                 California
         --------------------------------------------------------
             (State or other jurisdiction of incorporation)

       0-18690                                      68-0101300
    ------------                                -----------------
    (Commission                                  (IRS Employer
    File Number)                                Identification No.)

             215 Moffett Park Drive, Sunnyvale, CA  94089
    --------------------------------------------------------------
     (Address of principal executive offices, including zip code)

  Registrant's telephone number, including area code:(408) 541-6100


This report on Form 8-K consists of __ pages.

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ITEM 5:  OTHER EVENTS.

     On August 30, 1996, the Company entered into agreements with respect to a debt for equity exchange with its Creditors. IBM Credit Corporation ("IBM Credit"), the Company's secured creditor, has agreed to receive Series A Convertible Preferred Stock in satisfaction of $3.0 million of the Company's approximately $23.0 million secured indebtedness to IBM Credit and to restructure its loan with the Company, including extension by IBM Credit of an additional advance of approximately $500,000 for making the discounted payments to unsecured creditors described below. The Company and IBM Credit have entered into an amended loan agreement, and the closing under such amended loan agreement is anticipated to occur in early September.

     The Company's unsecured creditors with aggregate claims of approximately $45 million received either shares of Common Stock or, in the case of creditors with claims of less than $50,000 ("Convenience Class Creditors), a discounted cash payment (approximately $500,000 in the aggregate) in satisfaction of such claims. While the issuance of the Series A Convertible Preferred Stock and the Common Stock did not require the approval of the Company's shareholders, an increase in the authorized number of shares of Common Stock, which was necessary to implement this plan, required shareholder approval, which approval was obtained at a special meeting of shareholders on August 27, 1996.

     Unsecured creditors have agreed to receive approximately 36,450,000 shares of Common Stock(which will represent 60% of the outstanding Common Stock of the Company). The Company's secured creditor, IBM Credit, agreed to receive 750,000 shares of Series A Convertible Preferred Stock which is convertible into approximately 5,546,739 shares of Common Stock of the Company (or approximately 6,100,313 shares in certain circumstances). The unsecured creditors who agreed to receive shares of Common Stock in satisfaction of their claims also agreed to receive Rights ("Rights") to receive an aggregate of approximately 11,093,478 additional shares of the Company's Common Stock in the event that the Series A Convertible Preferred Stock is converted into Common Stock so that the number of shares of Common Stock received by such unsecured creditors continues to represent 60% of the Company's outstanding Common Stock. The Company also expects to amend its stock option plans to reserve for issuance thereunder of approximately 10% of the outstanding shares of the Company's Common Stock. Therefore, shareholders holding shares of Common Stock immediately prior to the closing of this debt-for-equity exchange ("Existing Shareholders") will represent approximately 30% of outstanding shares of Common Stock immediately after the closing. If and when the Series A Convertible Preferred Stock is converted into Common Stock, Existing Shareholders will then represent 23% of the outstanding shares of Common Stock assuming no other issuances of the Company's securities and the exercise of all stock options.

     The Company expects that the debt-for-equity exchange described above will be consummated contemporaneously with the closing of the restructured loan agreement with IBM Credit which is anticipated to occur in early September.

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ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.
(b)PRO FORMA FINANCIAL INFORMATION.

    Set forth below is the Company's Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996 reflecting the implementation of the debt-for-equity exchange.

    The Unaudited Pro Forma Balance Sheet as of June 30, 1996 reflects (i) the settlement of approximately $47.3 million of accounts payable, accrued liabilities and customer credit balances in exchange for $500,000 in cash and approximately 36,450,000 million shares of common stock; (ii) the additional advance of $500,000 from IBM Credit; (iii) the restructuring of the IBM Credit loan and the issuance of 750,000 shares of Series A Convertible Preferred Stock to IBM Credit.


    The pro forma financial information does not purport to be indicative of the financial position that would actually have been reported had the transactions underlying the pro forma adjustments actually been consummated on such date or of the results of operations that may be reported by the Company in the future.

                           RADIUS INC.
         Unaudited Pro Forma Consolidated Balance Sheets
                         June 30, 1996
                         (in thousands)

                                                      RADIUS INC.      PRO FORMA       TOTAL
                                                     CONSOLIDATED     ADJUSTMENTS   AS ADJUSTED
                                                     ------------     -----------   -----------
ASSETS:
Current Assets:
   Cash                                                $  3,264             500 (B)   $  3,264
                                                                           (500)(B)
   Accounts receivable, net                              22,234           4,300 (C)     26,534
   Inventories                                           15,825                         15,825
   Prepaid expenses and other current assets                424                            424
   Income tax receivable                                    514                            514
                                                       --------        --------       --------
           Total current assets                          42,261           4,300         46,581
   Property and equipment, net                            1,475                          1,475
   Deposits and other assets                                142                            142
                                                       --------        --------       --------

                                                       $ 43,878           4,300      $  48,178
                                                       --------        --------       --------
                                                       --------        --------       --------
LIABILITIES, CONVERTIBLE PREFERRED STOCK, COMMON
  STOCK AND ACCUMULATED DEFICIT:
Current liabilities:
   Accounts payable                                      37,952            (500)(B)  $   6,352
                                                                         (1,500)(B)
                                                                        (29,600)(C)
   Accrued payroll and related expenses                   2,196                          2,196
   Accrued warranty costs                                   687                            687
   Other accrued liabilities                              8,866                          8,866
   Accrued income taxes                                   2,056                          2,056
   Accrued restructuring and other charges               15,474         (11,400)(C)      1,674
                                                                         (2,400)(D)
   Short-term borrowings                                 22,920         (18,000)(A)      5,420
                                                                            500 (B)
   Obligations under capital leases - current portion     1,293                          1,293
                                                       --------        --------       --------
           Total current liabilities                     91,444         (62,900)        28,544

Obligation under capital leases - noncurrent portion        321                            321
Long-term borrowings                                                     15,000 (A)     15,000

Convertible preferrred stock                                              3,000 (A)      3,000

Common stock                                            126,243          45,300 (C)    171,543

Accumulated deficit                                    (174,144)          1,500 (B)   (170,244)
                                                                          2,400 (D)
Accumulated translation adjustment                           14                             14
                                                       --------        --------       --------
                                                      $  43,878           4,300      $  48,178
                                                       --------        --------       --------
                                                       --------        --------       --------

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NOTES TO UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET                                        $000

(A) Restructuring of the IBM Credit loan to reduce the current portion to $4,920,000 and transfer the balance to reflect long-term debt and the issuance pf preferred stock.

         Short-term borrowings                                   4,920
         Long-term borrowings                                   15,000
         Preferred stock to be issued                            3,000
                                                                ------
                                                                22,920
                                                                ------
(B) IBM Credit advance relating to the settlement for the Convenience Class Creditors and the payment to such creditors.

         Cash settlement                                          500
         Total Convenience Class Creditors claims               2,000
                                                               ------
         Gain from the discounted cash payment                  1,500
                                                               ------

(C) Common stock issued for the settlement of unsecured creditors' claims and the settlement of customers with credit balances. This adjustment assumes that carrying value of the claims settled equals the value of the stock issued. The difference, to be determined, between the two values will not change the combined total of common stock and accumulated deficit.

         Customers with credit balances                         4,300
         Claims recorded in accounts payable                   29,600
         Claims recorded in the FY1995 restructuring           11,400
                                                               ------
         Common stock issued                                   45,300
                                                               ------

(D)  Reversal of excess 1995 restructuring reserves directly related to the settlement of the related concellation
     fees accrued.
                                                                2,400

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August __, 1996

                                       RADIUS INC.

                                       By: /s/ Charles W. Berger
                                           -------------------------------
                                           Charles W. Berger
                                           Chairman, President, Chief Executive
                                           Officer and Acting Chief Financial
                                           Officer